CONTACT:	FOR IMMEDIATE RELEASE
Laura J. Hughes	December 12, 2017
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563)589-2148
lhughes@htlf.com

Barry Orr
Chairman and CEO
First Bank Lubbock Bancshares, Inc.
(806)788-0800
borr@firstbanklubbock.com
HEARTLAND FINANCIAL USA, INC. ANNOUNCES PLAN TO ACQUIRE
FIRST BANK LUBBOCK BANCSHARES, INC. IN TEXAS
Merger Will Create Heartland’s 11th Community Bank Charter;
Significantly Expands Heartland’s Presence in Texas

Dubuque, IA and Lubbock, TX December 12, 2017- Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Lubbock, TX-based First Bank Lubbock Bancshares, Inc. (“FBLB”) jointly announced today that they have entered into a definitive merger agreement pursuant to which FBLB and its wholly-owned subsidiary, FirstBank & Trust, will be acquired by Heartland. This is the second merger announcement for Heartland within the last 30 days as it prepares to pass $10 billion in assets.

Based on Heartland’s closing common stock price of $50.15 per share on December 11, 2017, the stock and cash transaction is valued at approximately $185.6 million (including the cash consideration to be paid to holders of FBLB’s stock appreciation rights). The actual transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain adjustments.

FirstBank & Trust is a commercial and retail bank, headquartered in Lubbock, TX, with approximately $930 million in total assets, $652 million in net loans outstanding and $824 million in deposits as of September 30, 2017. The bank serves Lubbock and its surrounding communities from eight full-service banking centers throughout West Texas. Additionally, the bank offers mortgage lending services from eight offices throughout Texas through its wholly-owned subsidiary, PrimeWest Mortgage Corporation.

As a result of the merger of FBLB with and into Heartland, FirstBank & Trust will become a wholly-owned subsidiary of Heartland, and continue to operate under its present brand and management team as Heartland’s 11th state-chartered bank. After the closing of the FBLB transaction and the previously announced acquisition of Signature Bancshares, Inc. in Minnetonka, MN, Heartland will have assets of approximately $11.5 billion and operate 126 full-service banking locations across 12 states.

“We are highly impressed with the people and performance of FirstBank & Trust and the solid community banking franchise they have built in Lubbock,” said Lynn B. Fuller, Chairman and CEO of Heartland. “When we first became acquainted over two years ago, it was immediately apparent that a partnership with FirstBank & Trust would be an excellent way for us to establish a sizable presence in Texas and a platform for further expansion. With our well established and growing New Mexico franchise, acquiring FirstBank & Trust is a natural transition into West Texas. We strongly believe in the prospects of the Texas market and I am confident that FirstBank & Trust will be an outstanding addition to the Heartland organization.”

Barry Orr, Chairman and CEO, who founded FirstBank & Trust in 1996 said, “This merger with Heartland is a ‘win-win’ for FirstBank & Trust as it enhances everything we do. We are pleased to partner with such a strong and well-respected company that will preserve our history and culture while adding deep resources and a commitment to exceptional customer service. As our board of directors considered our strategic options in today’s complex banking environment, and the importance of identifying a potential quality merger partner, Heartland stood out as an outstanding choice for our customers, employees and shareholders.”

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of Heartland and FBLB, FBLB common shareholders will receive 3.0934 shares of Heartland common stock for each share of FBLB common stock (approximately 3,351,000 Heartland shares in the aggregate, subject to certain potential adjustments) and total cash of $17.5 million, which includes the cash payable to holders of FBLB’s stock appreciation rights in the amount of approximately $11.5 million, and certain other potential adjustments as set forth in the definitive merger agreement. The transaction is subject to approval by bank regulators, FBLB shareholders and customary closing conditions.  The transaction is expected to close in the second quarter of 2018 with a systems conversion planned for the third quarter of 2018.

Heartland and FBLB anticipate that the transaction will qualify as a tax-free exchange with respect to the stock consideration received by FBLB’s shareholders. Heartland expects the transaction to be accretive to its earnings per share within the first year of combined operations. Further information regarding the financial impact of the transaction can be found in the investor presentation filed as an exhibit to Heartland’s Current Report on Form 8-K dated December 12, 2017 or in the investor relations section of Heartland’s website.

Orr added, “The combination of FirstBank & Trust with the Heartland family of community banks significantly increases our lending capabilities and gives us access to products and services offered by larger banks while preserving our legacy as a locally-managed community bank. We believe our team’s experience and expertise, and the strength of our PrimeWest Mortgage subsidiary will complement Heartland. We are thrilled to combine with an organization that shares our dedication to customer service and the well-being of its communities. It’s easy to communicate the value of an organization that has been twice recognized by Forbes as one the “Best Banks in America.”

Fuller concluded, “We are proud to be adding FirstBank & Trust, a blue-chip West Texas franchise, to the Heartland family and establishing an expanded presence in Texas. Further, we are very excited to continue to serve the Lubbock market with its healthy and growing economy. Barry Orr is a well-known and respected banker whose organization has developed a successful track record of growth and solid earnings. We are excited he and his team will be leading our flagship bank in Texas and forming the nucleus of what will soon become the next billion-dollar charter in the Heartland organization.”

Advisors:
In connection with the transaction, Panoramic Capital Advisors, Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal counsel. Stephens Inc. served as financial advisor to FBLB and Fenimore, Kay, Harrison, & Ford, LLP served as FBLB’s legal counsel.

Conference Call:
Heartland will host a live conference call for analysts and investors on Wednesday, December 13, 2017 at 11:00 a.m. Eastern Time. To participate, dial 877-407-0782 at least five minutes before start time. Live audio of the call will also be Webcast and corresponding investor presentation slides will be available on the Company’s Investor Relations webpage, which may be accessed at www.htlf.com. A webcast replay will be available until December 13, 2018, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services holding company with assets of approximately $9.8 billion. The company provides banking, mortgage, private client, investment, treasury management, card services, insurance and consumer finance services to individuals and businesses. Heartland currently has 117 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About FirstBank & Trust
FirstBank & Trust, a subsidiary of First Bank Lubbock Bancshares, Inc., is an independent community bank serving Lubbock and its surrounding communities. Through its subsidiary, PrimeWest Mortgage Corporation, the bank also engages in mortgage lending in Lubbock and the South Plains. FirstBank & Trust’s strengths are in commercial and industrial lending, as well as residential construction and development lending. Serving over 15,000 retail relationships, FirstBank & Trust provides banking services such as digital banking, a wide ATM network, instant-issue debit cards, and low-cost credit cards. Additionally, the bank offers an array of financial and wealth management services, such as money management, and retirement and education planning, as well as investment products including stocks, bonds, mutual funds, annuities, and insurance products. The company was founded in 1996 and is based in Lubbock, Texas. Additional information about FirstBank & Trust is available at www.firstbanklubbock.com. FirstBank & Trust is a member of the FDIC and an Equal Housing Lender.

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Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland and FBLB. In connection with the transaction, Heartland will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be provided to FBLB shareholders in connection with the special shareholder meeting FBLB will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to FBLB shareholders of record on the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on Form S-4, which will include the proxy statement/prospectus and other relevant documents, will be available free of charge at the SEC’s Internet Web site, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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